News Release
Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, New Jersey 07033-0530

FOR RELEASE: IMMEDIATELY	Media Contact:	Rosemarie Yancosek
(908) 298-7476
	Investor Contact:	Alex Kelly
(908) 298-7436
SCHERING-PLOUGH ANNOUNCES PRICING OF
EURO-DENOMINATED SENIOR NOTES OFFERING
KENILWORTH, N.J., September 26, 2007 — Schering-Plough Corporation (NYSE: SGP) announced today that it has agreed to sell €500 million aggregate principal amount of 5.000% Senior Notes due 2010 and €1.5 billion aggregate principal amount of 5.375% Senior Notes due 2014 through an underwritten registered public offering. The offering is expected to close on Oct. 1, 2007, subject to customary closing conditions. Schering-Plough will apply to admit the Notes to the Official List of the Irish Stock Exchange and to trading on the Regulated Market of the Irish Stock Exchange.
     The global coordinator for the offering is Goldman Sachs International. The joint bookrunners are BNP Paribas, Credit Suisse Securities (Europe) Limited and J.P. Morgan Securities Ltd. The co-managers are ABN AMRO Incorporated, Banc of America Securities Limited, Banca IMI S.p.A., Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Bear, Stearns International Limited, Citi Markets & Banking, Daiwa Securities SMBC Europe Limited, ING Belgium SA/NV, Mizuho International plc, Morgan Stanley & Co. International plc and The Bank of New York Capital Markets Limited.
     The offering is being made under a shelf registration statement filed with the Securities and Exchange Commission on Aug. 2, 2007. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Senior Notes will be made exclusively by means of a prospectus and prospectus supplement.
     Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Goldman Sachs International, Attn: Prospectus Dept., 85
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Broad Street, New York, New York, 10004, Phone: 1-866-471-2526, Fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com, BNP Paribas at +44 (0) 207 595-8222 or toll-free at 1-800-854-5674, Credit Suisse Securities (Europe) Limited toll-free at 1-800-221-1037 or J.P. Morgan Securities Ltd. at +44 (0) 207 779-2468 or collect at 1-212-834-4533.
     Schering-Plough is a global science-based company that discovers, develops and manufactures pharmaceuticals for three customer markets — human prescription, consumer and animal health. While most of the research and development activity is directed toward prescription products, there are important applications of this central research and development platform into the consumer healthcare and animal health products. Schering-Plough also accesses external innovation via partnering, in-licensing and acquisition for all three customer markets. Schering-Plough is based in Kenilworth, N.J.
DISCLOSURE NOTICE: The information in this press release and other written reports and oral statements made from time to time by Schering-Plough may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. Actual results may vary materially from Schering-Plough’s forward-looking statements, and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ materially from forward-looking statements. For further details of these risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part II, Item 1A, “Risk Factors” in the company’s second quarter 2007 10-Q and the “Risk Factors” section of the prospectus supplement related to the Senior Notes offering.
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free
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by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs International toll-free at 1-866-471-2526, BNP Paribas at +44 (0) 207 595-8222 or toll-free at 1-800-854-5674, Credit Suisse Securities (Europe) Limited toll-free at 1-800-221-1037 or J.P. Morgan Securities Ltd. at +44 (0) 207 779-2468 or collect at 1-212-834-4533.
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